Exhibit 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2014

NEW YORK, NY -- (Marketwired - February 04, 2015) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for the first fiscal quarter ended December 31, 2014.

HIGHLIGHTS
Quarter ended December 31, 2014
($in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $  1,340.6
  Net assets                                                     $    783.0
  Net asset value per share                                      $    10.43

  Credit Facility (cost $125.9)                                  $    122.3
  2019 Notes (cost $250.0)                                       $    250.4
  2025 Notes (cost $71.3)                                        $     73.4
  SBA debentures                                                 $    150.0

Yield on debt investments at quarter-end                               12.5%

Operating Results:
  Net investment income                                          $     19.5
  Net investment income per share                                $     0.26
  Distributions declared per share                               $     0.28

Portfolio Activity:
  Purchases of investments                                       $    158.9
  Sales and repayments of investments                            $     79.3

  Number of new portfolio companies invested                              3
  Number of existing portfolio companies invested                         5
  Number of portfolio companies                                          66

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 5, 2015

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 5, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 244-2459 approximately 5-10 minutes prior to the call. International callers should dial (913) 312-1494. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 19, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #1523960.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2014, our portfolio totaled $1,340.6 million and consisted of $423.0 million of senior secured loans, $588.0 million of second lien secured debt, $218.9 million of subordinated debt and $110.7 million of preferred and common equity. Our debt portfolio consisted of 30% fixed-rate and 70% variable-rate investments (including 64% with a London Interbank Offered Rate, or LIBOR, or prime floor). As of December 31, 2014, we had two non-accrual debt investments, representing 1.7% of our overall portfolio on a cost basis. Our overall portfolio consisted of 66 companies with an average investment size of $20.3 million, had a weighted average yield on debt investments of 12.5% and was invested 32% in senior secured loans, 44% in second lien secured debt, 16% in subordinated debt and 8% in preferred and common equity.

As of September 30, 2014, our portfolio totaled $1,318.1 million and consisted of $465.6 million of senior secured loans, $493.4 million of second lien secured debt, $247.1 million of subordinated debt and $112.0 million of preferred and common equity. Our debt portfolio consisted of 33% fixed-rate and 67% variable-rate investments (including 61% with a LIBOR or prime floor). As of September 30, 2014, we had one non-accrual debt investment, representing 0.3% of our overall portfolio on a cost basis. Our overall portfolio consisted of 67 companies with an average investment size of $19.7 million, had a weighted average yield on debt investments of 12.5% and was invested 35% in senior secured loans, 37% in second lien secured debt, 19% in subordinated debt and 9% in preferred and common equity.

For the three months ended December 31, 2014, we invested $158.9 million in three new and five existing portfolio companies with a weighted average yield on debt investments of 12.6%. Sales and repayments of investments for the three months ended December 31, 2014 totaled $79.3 million.

For the three months ended December 31, 2013, we invested $228.0 million in nine new and seven existing portfolio companies with a weighted average yield on debt investments of 12.4%. Sales and repayments of investments for the three months ended December 31, 2013 totaled $144.0 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2014 and 2013.

Investment Income

Investment income for the three months ended December 31, 2014 was $39.2 million and was attributable to $14.6 million from senior secured loans, $15.9 million from second lien secured debt, $8.2 million from subordinated debt and $0.5 million from preferred and common equity. Investment income for the three months ended December 31, 2013 was $34.4 million and was attributable to $9.6 million from senior secured loans, $12.3 million from second lien secured debt, $11.4 million from subordinated debt and $1.1 million from common equity. The increase in investment income compared with the same period in the prior year is primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended December 31, 2014 totaled $19.7 million. Base management fee for the same period totaled $6.8 million, incentive fee totaled $4.9 million, debt related interest and expenses totaled $6.5 million and general and administrative expenses totaled $1.5 million. Expenses for the three months ended December 31, 2013 totaled $16.5 million. Base management fee for the same period totaled $5.7 million, incentive fee totaled $4.5 million, debt related interest and expenses totaled $4.6 million and general and administrative expenses totaled $1.7 million. The increase in expenses compared with the same period in the prior year was primarily due to increased borrowing costs and the growth of our portfolio.

Net Investment Income

Net investment income totaled $19.5 million, or $0.26 per share, for the three months ended December 31, 2014, and $18.0 million, or $0.27 per share, for the three months ended December 31, 2013. The increase in net investment income compared with the same period in the prior year was due to the growth of our portfolio offset by higher financing costs. The decrease in net investment income per share compared with the same period in the prior year was due to the issuance of new shares.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2014 totaled $79.3 million and realized gains totaled $8.6 million. Sales and repayments of investments totaled $144.0 million and realized gains totaled $2.7 million for the three months ended December 31, 2013. The increase in realized gains compared with the same period in the prior year is due to the improved merger and acquisition environment and repayments of our investments.

Unrealized Appreciation or Depreciation on Investments, Credit Facility, 2019 Notes and 2025 Notes

For the three months ended December 31, 2014 and 2013, we reported a net unrealized (depreciation) appreciation on investments of $(53.2) million and $14.7 million, respectively. As of December 31, 2014 and September 30, 2014, our net unrealized depreciation on investments totaled $54.0 million and $0.9 million, respectively. The decrease compared with the same period in the prior year was the result of the overall variation in the leveraged finance markets.

For the three months ended December 31, 2014 and 2013, we reported a net unrealized depreciation on our multi-currency, senior secured revolving credit facility, or the Credit Facility, and our 6.25% notes due 2025, or 2025 Notes, and 4.50% notes due 2019, or 2019 Notes, of $1.1 million and $4.1 million, respectively. The decrease compared with the same period in the prior year was due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $(23.9) million, or $(0.32) per share, for the three months ended December 31, 2014. This compares to a net change in net assets resulting from operations of $39.5 million, or $0.59 per share, for the three months ended December 31, 2013. The decrease in the net change in net assets from operations compared with the same period in the prior year reflects the change in portfolio investment values during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital and proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of December 31, 2014 and September 30, 2014, there was $125.9 million (including a temporary draw of $8.0 million) and $55.2 million, respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate at the time of 2.75% and 2.80%, respectively, exclusive of the fee on undrawn commitments of 0.375%.

As of December 31, 2014 and September 30, 2014, we had $250.0 million and $71.3 million of 2019 Notes and 2025 Notes outstanding with a fixed interest rate of 4.50% and 6.25% per year, respectively. We had $71.3 million of 2025 Notes outstanding with a fixed interest rate of 6.25% as of December 31, 2013.

As of December 31, 2014 and September 30, 2014, we had $225.0 million and $150.0 million in debt commitments from the U.S. Small Business Administration, or SBA, respectively, and $150.0 million was drawn for each period. The SBA debentures have a weighted average rate of 3.70% exclusive of upfront fees of 3.43%, which are being amortized.

On December 31, 2014 and September 30, 2014, we had cash and cash equivalents of $54.3 million and $66.5 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

The annualized weighted average cost of debt for the three months ended December 31, 2014 and 2013, inclusive of the fee on the undrawn commitment on the Credit Facility and upfront fees on SBA debentures, was 4.63% and 4.20%, respectively.

As of December 31, 2014 and September 30, 2014, we had $419.1 million and $489.8 million of unused borrowing capacity, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

Our operating activities used cash of $61.8 million for the three months ended December 31, 2014, primarily for net purchases of investments. Our financing activities provided cash of $49.6 million for the same period, primarily from net borrowings under our Credit Facility.

Our operating activities used cash of $104.1 million for the three months ended December 31, 2013, primarily for net purchases of investments. Our financing activities provided cash of $76.4 million for the same period, primarily from net borrowings under our Credit Facility.

RECENT DEVELOPMENTS

After quarter-end, Patriot National, Inc. priced and closed an initial public offering. Our proceeds of approximately $60 million resulted in about $0.13 per share of realized gain, an increase in NAV per share of about $0.08 and about $0.04 per share of other income.

DISTRIBUTIONS

During the three months ended December 31, 2014 and 2013, we declared distributions of $0.28 per share each period for total distributions of $21.0 million and $18.6 million, respectively. We monitor available net investment income to determine if a return of capital for taxation purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

            PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             December 31,
                                                 2014        September 30,
                                             (unaudited)          2014
                                           ---------------  ---------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments (cost - $1,241,937,230 and
   $1,171,573,359, respectively)           $ 1,229,810,600  $ 1,212,515,400
  Non-controlled, affiliated investments
   (cost - $108,969,135 and $108,572,406,
   respectively)                                70,789,290       67,847,521
  Controlled, affiliated investments (cost
   - $43,661,751 and $38,708,555,
   respectively)                                39,995,228       37,691,845
                                           ---------------  ---------------
  Total of investments (cost -
   $1,394,568,116 and $1,318,854,320,
   respectively)                             1,340,595,118    1,318,054,766
Cash and cash equivalents (cost -
 $54,401,649 and $66,600,195,
 respectively)                                  54,329,248       66,518,682
Interest receivable                             12,594,493       13,703,525
Deferred financing costs and other assets       13,646,208       13,550,224
                                           ---------------  ---------------
    Total assets                           $ 1,421,165,067  $ 1,411,827,197
                                           ---------------  ---------------
Liabilities
Distributions payable                      $    21,026,015  $    21,026,015
Payable for investments purchased                        -        4,432,500
Unfunded investments                                     -       15,607,059
Credit Facility payable (cost -
 $125,881,500 and $55,226,300,
 respectively)                                 122,316,693       53,497,620
SBA debentures payable (cost -
 $150,000,000)                                 150,000,000      150,000,000
2019 Notes payable (cost - $250,000,000)       250,446,250      251,350,250
2025 Notes payable (cost - $71,250,000)         73,444,500       71,820,000
Management fee payable                           6,796,751        6,385,103
Performance-based incentive fee payable          4,869,218        4,622,754
Interest payable on debt                         6,505,077        1,962,264
Accrued other expenses                           2,722,323        3,113,683
                                           ---------------  ---------------
    Total liabilities                          638,126,827      583,817,248
                                           ---------------  ---------------
Commitments and contingencies
Net assets
Common stock, 75,092,911 shares issued and
 outstanding.
  Par value $0.001 per share and
   100,000,000 shares authorized.                   75,093           75,093
Paid-in capital in excess of par value         852,465,375      852,465,375
Distributions in excess of net investment
 income                                        (13,351,723)     (11,802,580)
Accumulated net realized loss on
 investments                                    (3,029,163)     (11,655,302)
Net unrealized depreciation on investments     (54,045,399)        (881,067)
Net unrealized depreciation (appreciation)
 on debt                                           924,057         (191,570)
                                           ---------------  ---------------
    Total net assets                       $   783,038,240  $   828,009,949
                                           ---------------  ---------------
    Total liabilities and net assets       $ 1,421,165,067  $ 1,411,827,197
                                           ===============  ===============
Net asset value per share                  $         10.43  $         11.03
                                           ===============  ===============

             PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                                            Three Months Ended December 31,
                                           ---------------------------------
                                                 2014             2013
                                           ---------------  ----------------
Investment income:
From non-controlled, non-affiliated
 investments:
    Interest                               $    34,861,628  $     28,964,935
    Other income                                 1,578,838         2,514,857
From non-controlled, affiliated
 investments:
    Interest                                     1,485,410         1,264,610
From controlled, affiliated investments:
    Interest                                     1,278,796         1,393,454
    Other income                                         -           300,833
                                           ---------------  ----------------
    Total investment income                     39,204,672        34,438,689
                                           ---------------  ----------------
    Expenses:
    Base management fee                          6,796,751         5,747,060
    Performance-based incentive fee              4,869,218         4,488,779
    Interest and expenses on debt                6,515,331         4,559,523
    Administrative services expenses               857,064           911,596
    Other general and administrative
     expenses                                      689,436           776,614
                                           ---------------  ----------------
    Total expenses                              19,727,800        16,483,572
                                           ---------------  ----------------
    Net investment income                       19,476,872        17,955,117
                                           ---------------  ----------------
Realized and unrealized (loss) gain on
 investments and debt:
Net realized gain on investments                 8,626,139         2,659,111
Net change in unrealized (depreciation)
 appreciation on:
    Non-controlled, non-affiliated
     investments                               (53,059,559)       14,215,508
    Non-controlled and controlled,
     affiliated investments                       (104,773)          521,217
    Debt depreciation                            1,115,627         4,104,000
                                           ---------------  ----------------
    Net change in unrealized
     (depreciation) appreciation on
     investments and debt                      (52,048,705)       18,840,725
                                           ---------------  ----------------
Net realized and unrealized (loss) gain
 from investments and debt                     (43,422,566)       21,499,836
                                           ---------------  ----------------
Net (decrease) increase in net assets
 resulting from operations                 $   (23,945,694) $     39,454,953
                                           ===============  ================
Net (decrease) increase in net assets
 resulting from operations per common
 share                                     $         (0.32) $           0.59
                                           ===============  ================
Net investment income per common share     $          0.26  $           0.27
                                           ===============  ================

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates, " "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com